Exhibit 99.1

Replimune Announces the Departure of Jason Rhodes from its Board of Directors

Woburn, MA, June 3, 2022 – Replimune Group, Inc. (NASDAQ: REPL), a clinical stage biotechnology company pioneering the development of a novel class of tumor-directed oncolytic immunotherapies, today announced Jason Rhodes, partner at Atlas Venture, has resigned from the company’s Board of Directors. Mr. Rhodes joined the Replimune Board in 2015, concurrent with Atlas Venture leading Replimune’s Series A financing. Mr. Rhodes has resigned to focus his efforts on his growing commitments at Atlas Venture, including the recent launch of its new fund, announced in March 2022.

“It has been a pleasure working with Jason and I would personally like to thank both he and Atlas Venture for their support in terms of both capital formation and company-building advice,” said Philip Astley-Sparke, Chief Executive Officer of Replimune. “We are grateful for Jason’s service and I am joined by other directors and members of Replimune’s executive team in wishing him well.”

“I am proud to have served on the Board since leading Replimune’s Series A financing. When we first invested, we saw the substantial potential of oncolytic immunotherapy to improve patient outcomes in a variety of cancer types. Since that time, Replimune has established itself as the leader in the field, and it is our continued expectation that the Company will successfully establish its product candidates as a new cornerstone of immuno-oncology,” said Mr. Rhodes. “I look forward to following their progress as they look to unveil important data sets over the next 12 months.”

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel tumor-directed oncolytic immunotherapies. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone with payloads added to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform offers a unique dual, local and systemic, mechanism of action (MOA) consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens and altering of the tumor microenvironment (TME) to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile the RPx platform has the versatility to be developed alone or combined with a variety of other treatment options. For more information, please visit www.replimune.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our goals to develop and commercialize our product candidates, the timing and importance of our upcoming data, our leadership in the field of oncolytic immunotherapies, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, the Russian conflict in Ukraine, global supply chain issues and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

ICR Westwicke

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Lissette Steele

Verge Scientific Communications

202.930.4762 x 409

lsteele@vergescientific.com

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